Tidal Trust I 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 332 and Amendment No. 333, to the Registration Statement on Form N-1A of SoFi International Efficient Growth ETF, SoFi Emerging Markets Efficient Growth ETF, SoFi Risk-Off Equity ETF and SoFi Risk-On Equity ETF, each a series of Tidal Trust I.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 4, 2026